SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. ____)

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☑ Preliminary Information Statement
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☐ Definitive Information Statement

GREENBRIAR CORPORATION

(Name of Registrant As Specified In Its Charter)

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PRELIMINARY
MATERIAL

GREENBRIAR CORPORATION
1755 Wittington Place, Suite 340
Dallas, Texas 75234

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing: January 17, 2005

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
THE BOARD OF DIRECTORS OF THE COMPANY.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being furnished on or about January 17, 2005, to the holders of record as of the close of business on January 5, 2005 of shares of Common Stock, par value $0.01 per share (the “Common Stock”) of Greenbriar Corporation, a Nevada corporation (the “Company” or “GBR”) to notify such stockholders that on January 5, 2005, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock and the holders of all of the shares of Series J 2% Cumulative Preferred Stock (the “Preferred Stock”) representing in excess of 65% of the total votes of the Company (the “Majority Stockholders”) approving the Certificate of Amendment to the Articles of Incorporation of the Company pursuant to which the Company’s name will change to CabelTel International Corporation (the “Name Change”). This Information Statement describing the approval of the Name Change is first being mailed or furnished to the Company’s Stockholders on or about January 17, 2005, and such matters shall not become effective until at least twenty (20) calendar days after this Information Statement is first sent or given to stockholders pursuant to the requirements of Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

General

     The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

     The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instruction from one or more of the stockholders. Upon written or oral request, the Company will promptly deliver a second copy of this Information Statement and any future annual reports and information statements to any stockholder to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any stockholder or stockholders sharing an address to which multiple copies are now delivered. You should direct any requests to the following address:

Greenbriar Corporation
1755 Wittington Place, Suite 340
Dallas, Texas 75234
Attn: Investor Relations
Telephone: 972-407-8400

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

     No director, officer, nominee for election as a director, associate of any director, officer or nominee or any other person has any substantial interest, direct or indirect, by securityholdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

APPROVAL OF NAME CHANGE

     Pursuant to the requirements of NRS 78.2055, on January 4, 2005, the members of the Board of Directors of the Company proposed and recommended to the stockholders the Name Change. The proposal is an amendment to the Articles of Incorporation to change the name of the Company to “CabelTel International Corporation.” If the proposal had not been adopted by the Majority Stockholders, it would have been necessary for this action to have been considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for at least the purpose of approving the Name Change.

     The elimination of the need for a meeting of the stockholders to approve the Name Change is authorized by NRS 78.320, which provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting of which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

     The Company recently acquired the entire equity interest of two domestic U.S. corporations which in turn own a Netherlands company, which in turn directly and indirectly controls 74.8% of CableTel AD (formerly known as Cable Bulgaria AD), which is engaged in the telecommunications and information services industry in Europe doing business under the name “CableTel,” which now constitutes one of the principal businesses of the Company and as such, the Board of Directors believes that it is appropriate to reflect in the name of the Company a name similar to that of its principal indirect subsidiary.

PRELIMINARY
MATERIAL

     On January 5, 2005, the Majority Stockholders, by written consent in lieu of a meeting, approved a Certificate of Amendment to the Company’s Articles of Incorporation. No further consents, votes or proxies are or were necessary to effect the approval of the Certificate of Amendment to the Company’s Articles of Incorporation.

     Under Nevada law, any dissenting stockholder is not entitled to appraisal rights with respect to the Certificate of Amendment covering the Name Change, and the Company will not independently provide stockholders with any such right.

OUTSTANDING SHARES AND VOTING RIGHTS

     As of January 5, 2005, the date of action by the Majority Stockholders, the Company’s authorized capitalization consists of 100,000,000 shares of Common Stock, par value $0.01 per share, of which 977,004 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which 31,500 shares have been designated as the Series J 2% Cumulative Preferred Stock and are issued and outstanding.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Each share of Series J 2% Cumulative Preferred Stock is entitled to five votes per share voting together with the holders of any other class of stock entitled to vote without regard to class on all matters to be voted on by stockholders of the Company, and such shares of stock are to be counted in determining the total outstanding shares to constitute a quorum at any meeting of stockholders. The holders of the Series J 2% Cumulative Preferred Stock are also entitled to vote separately as a class to effectuate or validate certain matters, including the amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or Bylaws of the Company which adversely affects the rights or preferences of the Series J 2% Cumulative Preferred Stock or of the holders thereof. The holders of all outstanding shares of Series J 2% Cumulative Preferred Stock have voted for the Name Change all shares held by them, both together with the Common Stock and separately as a separate class.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     As of January 5, 2005, according to the stock transfer records of the Company and other information available to the Company, the following persons where known to be (i) the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock of the Company, (ii) the beneficial owners of Series J 2% Cumulative Preferred Stock having voting rights, and (iii) officers and directors of the Company individually and as a group:

PRELIMINARY
MATERIAL

			Amount and
			Nature of	Approximate
	Name and Address of	Capacity with	Beneficial	Percent	No. of
Title of Class	Beneficial Owner	Company	Ownership(a)	of Class	Votes
		Director, President
	Gene S. Bertcher	and Chief Financial
	1755 Wittington Place	Officer and	71,811
Common Stock	Dallas, Texas 75234	Stockholder	Shares	7.45%	71,811

	Victor S. Lund
	1755 Wittington Place	Director and	108,994
Common Stock	Dallas, Texas 75234	Stockholder	Shares	11.16%	108,994

	Roz Campisi Beadle
	1755 Wittington Place		100
Common Stock	Dallas, Texas 75234	Director	Shares	0.01%	100

	James E. Huffstickler
	1755 Wittington Place
Common Stock	Dallas, Texas 75234	Director	-0-	0.0%	—

	Dan Locklear
	1755 Wittington Place
Common Stock	Dallas, Texas 75234	Director	-0-	0.00%	—

	TacCo Financial, Inc.
	555 Republic Drive
	Suite 490		228,726
Common Stock	Plano, Texas 75074	Stockholder	Shares	23.41%	228,726

	JRG Investment Co., Inc.
	555 Republic Drive
	Suite 490		156,886
Common Stock	Plano, Texas 75074	Stockholder	Shares	16.06%	156,886

	International Health
	Products, Inc.
	1755 Wittington Place		9,970
Common Stock	Dallas, Texas 75234	Stockholder	Shares	1.02%	9,970

		Chairman of the
		Board, Chief
Series J 2%	Ronald Finley	Executive Officer,
Cumulative	1755 Wittington Place	Director and	14,175
Preferred Stock	Dallas, Texas 75234	Stockholder	Shares	45.00%	70,875

Series J 2%	Jeffrey A. Finley
Cumulative	1755 Wittington Place		1,575
Preferred Stock	Dallas, Texas 75234	Stockholder	Shares	5.00%	7,875

	Bradford A. Phillips
Series J 2%	1800 Valley View Lane
Cumulative	Suite 300		3,150
Preferred Stock	Dallas, Texas 75234	Stockholder	Shares	10.00%	15,750

			Amount and
			Nature of	Approximate
	Name and Address of	Capacity with	Beneficial	Percent	No. of
Title of Class	Beneficial Owner	Company	Ownership(a)
	Gene E. Phillips
Series J 2%	1800 Valley View Lane
Cumulative	Suite 300		12,600
Preferred Stock	Dallas, Texas 75234	Stockholder	Shares	40.00%	63,000

			181,905 Shares
All Officers and Directors as a Group (6 persons)			Common Stock	18.61%	181,905

			14,175 Shares
			Preferred Stock	45.00%	70,875

_____________________
     (a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible within 60 days of January 5, 2005, are generally deemed to be outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. TacCo Financial, Inc. presently holds an exercisable option to purchase up to 40,000 Shares at an exercise price of $2.60 per Share which is not included in the table and which may not be voted as such Shares were not outstanding on January 5, 2005.

     The total combined votes of all stockholders listed in the foregoing table is 733,987 votes out of a total of 1,134,504 votes, or 64.69% of the voting power.

WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document filed at the Public Reference Room of the SEC, 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov/. Included in the information available is audited financial statements of the Company in comparative form as of December 31, 2003 and 2002 which are contained in the Company’s Form 10-K for the fiscal year ended December 31, 2003 (the “2003 Form 10-K”) to the SEC. Neither the 2003 Form 10-K nor the financial statements contained in it are to be considered part of any solicitation. At the end of this Information Statement is information on how to obtain a copy of the 2003 Form 10-K if desired. It is also available on the SEC’s website.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

     Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Company at 1755 Wittington Place, Suite 340, Dallas, Texas 75234. Any communication should clearly specify it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the recipient of the communication will review such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the reviewer, deals with the functions of the Board of Directors, or that the reviewer otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to the members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Board of Directors or the appropriate Committee thereof.

NO SOLICITATION OF PROXIES

     This Information Statement is furnished to stockholders pursuant to the requirements of Section 14(c) under the Exchange Act to report action taken by written consent of the Majority Stockholders. No action is required upon the part of any other stockholder, and no proxy is being solicited. The cost of this Information Statement will be borne by the Company.

     COPIES OF THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 ON FORM 10-K ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO GREENBRIAR CORPORATION, 1755 WITTINGTON PLACE, SUITE 340, DALLAS, TEXAS 75234, ATTN: INVESTOR RELATIONS.

Dated January 10, 2005.	By order of the Board of Directors,

/s/ Oscar Smith
By:

Oscar Smith, Secretary